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Exhibit 10.52

FORM OF
WYNN RESORTS, LIMITED
RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and entered into as of                        , 2002 ("Grant Date") by and between Wynn Resorts, Limited, a Nevada corporation (the "Company"), and                         (the "Grantee"), with reference to the following facts:

          A.    The Grantee is an Employee, Director, or Consultant of the Company or one of its Subsidiaries.

          B.    Pursuant to the Company's 2002 Stock Incentive Plan (the "Plan"), the Administrative Committee of the Plan has determined to grant to the Grantee a Stock Award of            Shares of the Common Stock of the Company (the "Shares"), with such grant being subject to certain vesting conditions.

          C.    Accordingly, the Company wishes to grant the Shares to the Grantee, and the Grantee wishes to accept such grant, on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.
Grant and Terms of Shares.

          1.1  Grant of Shares. The Company hereby grants the Shares to the Grantee, subject to the terms and conditions set forth in this Agreement.

          1.2  Vesting. As of the Grant Date, all of the Shares are "unvested." Subject to the restrictions and limitations of this Agreement and the Plan, the Shares shall become fully vested on                        , 200            . Notwithstanding the foregoing, in the event of the termination of Grantee's Continuous Status as an Employee, Director or Consultant (a) under circumstances which entitle Grantee to receive a "Separation Payment" under the Employment Agreement (the "Employment Agreement") between Grantee and the Company or any of its "Affiliates" (as defined in such Employment Agreement), all Shares shall become fully vested, except to the extent that such vesting would subject Grantee to an excise tax under Section 4999 of the Code, with any Shares whose vesting would subject Grantee to an excise tax under Section 4999 of the Code being immediately cancelled and retired without the need for any action on the part of the Company, and (b) under circumstances which do not entitled Grantee to receive a Separation Payment under the Employment Agreement, all vesting with respect to the Shares shall immediately cease and any Shares which are unvested as of such date shall be immediately cancelled and retired, without the need for any action on the part of the Company. The certificates representing unvested Shares shall be held in escrow by an officer of the Company pursuant to an escrow agreement to be entered into among the Company, Grantee and such officer.

        2.    General Restrictions on Transfer of Shares.

          2.1  Conditions to Transfer. No Transfer (including a Permitted Transfer) of any Shares may occur unless and until (a) the Company shall have received written notice of the proposed Transfer, setting forth the circumstance and details thereof at least 30 days prior to its effectiveness; (b) the Company shall (at its option) have received a written opinion, from an attorney and in a form reasonably satisfactory to the Company, specifying the nature and circumstances of the proposed Transfer, and stating that the proposed Transfer will not be in violation of any Applicable Laws; (c) the Company shall have received from the Transferee (and the Transferee's spouse if such spouse will have a community property interest in the Shares) a written consent to be bound by all of the terms and conditions of this Agreement; and (d) the Company shall have received reasonable assurances (in its sole and absolute discretion) that the Transfer complies with all other applicable requirements of this Agreement and the Plan.

          2.2  No Transfers of Unvested Shares. In no event shall the Grantee Transfer any Shares that are not vested (or any right or interest therein) to any Person in any manner whatsoever, whether voluntarily or by operation of law or otherwise, other than in a Permitted Transfer.

          2.3  Transferee Bound by Agreement. The Shares owned or controlled by a Transferee (including a Permitted Transferee) shall for all purposes be subject to the terms of this Agreement (as if the Transferee were the Grantee), whether or not such Transferee has executed a consent to be bound by this Agreement.

          2.4  Invalid Sales. Any purported Transfer of Shares made without fully complying with all of the provisions of this Agreement shall be null and void and without force or effect.

          2.5  Termination of Transfer Restrictions. The restrictions set forth in this Section 2 shall terminate upon the written agreement of the Company and the Grantee.

        3.    Permitted Transfers of Shares. Subject to compliance with the restrictions and conditions set forth in Section 2, the Grantee shall be permitted to Transfer Shares (i) to his or her spouse, lineal or legally adopted descendants or ancestors (and their spouses), (ii) to the trustee of a trust for the sole benefit of such persons, or (iii) to an entity in which such Grantee or his Permitted Transferees own, directly or indirectly, 100% of the equity interests (any such Transfer shall be referred to as a "Permitted Transfer"), provided in each case that the Grantee retains all voting rights in the Shares. No Permitted Transferee of the Grantee shall be permitted to Transfer Shares to any Person to whom the Grantee would not be permitted to Transfer Shares pursuant to the terms of this Agreement.

        4.    Company's Right to Repurchase Shares. The Shares shall be subject to the right of redemption set forth in Article VII of the Company's Amended and Restated Articles of Incorporation if Grantee or an "Affiliate" of Grantee becomes an "Unsuitable Person" (as such terms are defined in Article VII of the Company's Amended and Restated Articles of Incorporation); provided, however, that the redemption price for all unvested Shares shall be $1.00 if the "Gaming Authority" (as defined in Article VII of the Company's Amended and Restated Articles of Incorporation) does not require that another price be paid.

        5.    Voting and Distribution Rights.

        The Grantee shall have no right to vote any unvested Shares. Any distributions or dividends with respect to unvested Shares shall be held by the Company and shall be released to Grantee only as the underlying Shares vest. In the event that any unvested Shares are cancelled pursuant to Section 1.2, any distributions or dividends related to such unvested Shares shall be retained by the Company.

        6.    Compliance With Applicable Laws.

        The Grantee will do all acts and things, execute, acknowledge and deliver all documents and instruments, and make all representations and warranties that are necessary or appropriate, in the judgment of the Company, for the grant, vesting, holding or Transfer of the Shares to comply with Applicable Laws. Without limiting the generality of the foregoing, the Grantee hereby represents and warrants that:

          (a)  He is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. He is purchasing the Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act").

          (b)  He further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). In addition, he understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (c)  He understands that at the time he wishes to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, he would be precluded from selling the Shares under Rule 144 even if the minimum holding periods had been satisfied.

        7.    Tax Withholding.

        To the extent that the grant or the vesting of the Shares results in taxable income to the Grantee for federal, state or local income tax purposes, the Grantee shall pay to the Company the amount of any required withholding taxes with respect to such taxable income (in such amounts as reasonably determined by the Company).

        8.    Market StandOff.

        Grantee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of (including by means of sales pursuant to Rule 144) any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the 180-day period beginning on the effective date of the registration statement for the Initial Public Offering and during the 90-day period beginning on the effective date of the registration statement for any other underwritten offering (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree. This provision shall expire two years after the date of the Initial Public Offering.

        9.    Certain Definitions.

        Capitalized terms not otherwise defined in this Agreement (including Exhibit A) shall have the meaning set forth in the Plan. For purposes of this Agreement, the following terms are defined as follows:

          9.1  "Applicable Laws" means the legal requirements relating to the grant, vesting, holding, or Transfer of the Shares, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Agreement, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Company.

          9.2  "Initial Public Offering" shall mean the initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          9.3  "Permitted Transferee" shall mean any Person to whom a Permitted Transfer of Shares is made, but only with regard to the Shares which were the subject of a Permitted Transfer.

          9.4  "Person" shall mean a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

          9.5  "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance, placement in trust (voting or otherwise) or transfer by operation of law (other than by way of a merger or consolidation of the Company) or other disposition, whether direct or indirect, whether voluntary or involuntary, whether by gift, bequest or otherwise, of Shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged Shares in complete or partial satisfaction of the indebtedness for which the Shares are security.

          9.6  "Transferee" shall mean any Person (including a Permitted Transferee) to whom the Grantee wishes to Transfer any Shares.

        10.  General.

          10.1     Governing Law. This Agreement shall be governed by and construed under the laws of the state of Nevada applicable to Agreements made and to be performed entirely in Nevada, without regard to the conflicts of law provisions of Nevada or any other jurisdiction.

          10.2     Notices. Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

If to the Company:	WYNN RESORTS, LIMITED 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department
If to the Grantee:

          10.3     Legend. In addition to any other legend which may be required by agreement or Applicable Laws, each share certificate representing Shares shall have endorsed upon its face a legend in substantially the form set forth below:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND TO CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION AND CERTAIN REPURCHASE RIGHTS. A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN AN AGREEMENT, DATED AS OF                        , 2002, A COPY OF WHICH IS ON FILE AT THE CORPORATION'S PRINCIPAL OFFICE.

          10.4     Deposit of Certificates With Company. In order to ensure that the Grantee complies with the provisions of this Agreement, and that no Transfers of Shares are made in violation hereof, the Grantee shall deposit all certificates representing Shares with the Company.

          10.5     Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to any Shares and the parties hereto shall act in all matters as if the Grantee was the sole owner of such Shares. This appointment is coupled with an interest and is irrevocable.

          10.6     Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

          10.7     Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock as a stock dividend, stock split, reclassification or recapitalization in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares on or with respect to which such other capital stock was distributed.

          10.8     Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

          10.9     No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

          10.10    Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          10.11    No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

          10.12    Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

          10.13    Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

          10.14    Arbitration.

            10.14.1    General. Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this section 10.14 and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in Las Vegas, Nevada.

            10.14.2    Selection of Arbitrator. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in restricted stock agreements and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over Las Vegas, Nevada. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

            10.14.3    Applicability of Arbitration; Remedial Authority. This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgement if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

            10.14.4    Fees and Costs. Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration. Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

            10.14.5    Award Final and Binding. The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

          10.15    Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

          10.16    Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

          10.17    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.18    Complete Agreement. This Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, to be effective as of the date first above written.

The "Company"
WYNN RESORTS, LIMITED, a Nevada corporation
By:
Its:
The "Grantee"

CONSENT OF SPOUSE

        The undersigned spouse of Grantee hereby acknowledges that I have read the foregoing Restricted Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Shares under certain circumstances and imposes other restrictions on the transfer of such Shares. I agree that my spouse's interest in the Shares is subject to this Agreement and any interest I may have in such Shares shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.

        I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Dated:	As of	, 2002

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Exhibit 10.52